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                                 EXHIBIT 10.29

                           RESTRICTED STOCK AGREEMENT


This RESTRICTED STOCK AGREEMENT ("Agreement") is between Valero Energy Corporation, a Delaware corporation ("Valero"), and GREGORY C. KING, an employee of Valero Energy Corporation or one of its Affiliates ("Employee"), who agree as follows:

1. INTRODUCTION. Pursuant to the Valero Energy Corporation 2001 Executive Stock Incentive Plan (the "Plan"), on OCTOBER 29, 2003, the Compensation Committee of the Board of Directors of Valero ("Compensation Committee") awarded 12,000 SHARES of Common Stock of Valero ("Restricted Stock") under the Plan to Employee as "Restricted Stock" (as defined in the Plan). The parties hereby enter into this Agreement to evidence the terms, conditions and restrictions applicable to the Restricted Stock.

2. THE PLAN, RESTRICTIONS ON TRANSFER. The Plan is incorporated herein by reference for all purposes, and Employee hereby agrees to the terms and conditions stated therein applicable to the Restricted Stock and the rights and powers of Valero and the Compensation Committee as provided therein. In addition, Employee agrees as follows:

         2.01 Except to the extent otherwise provided in the Plan or this Agreement, shares of Restricted Stock issued to Employee under the Plan may not be sold, exchanged, pledged, hypothecated, transferred, garnished or otherwise disposed of or alienated prior to vesting. Employee agrees that certificates representing Employee's shares of Restricted Stock may be imprinted with a legend to this effect.

         2.02 Employee's rights to and interest in the shares of Restricted Stock described herein shall vest and accrue to Employee in the following increments: 2,400 shares on October 29, 2004; 2,400 shares on October 29, 2005; 2,400 shares on October 29, 2006; 2,400 shares on October 29, 2007; and 2,400 shares on October 29, 2008. The restrictions described in Section 2 of this Agreement shall terminate prior to the expiration of such five-year period (i) upon the retirement, death or total and permanent disability of Employee, or
(ii) if a Change of Control with respect to Valero should occur, as set forth in
Section 8 of the Plan. In the event Employee's employment with Valero is terminated the provisions set forth in Section 6(h)(vii) of the Plan shall apply.

         2.03 The Benefits Administration Manager of Valero shall retain all certificates representing Restricted Stock issued to Employee under the Plan, together with stock powers executed by the Employee pertaining to such Restricted Stock, until the restrictions on such Restricted Stock described in the Plan and this Agreement lapse. The Transfer Agent for the Common Stock of Valero shall be instructed to like effect in respect of such shares.

         2.04 If shares of Restricted Stock are forfeited, the Compensation Committee is hereby authorized to direct the surrender of certificates representing such shares to Valero for cancellation with stock powers executed by Employee attached thereto.

         2.05 If, as the result of a stock split, stock dividend, combination of shares or any other change, including an exchange of securities for any reason, the Employee shall be entitled to new or additional or different shares of stock or securities, such stock or securities shall be subject to the terms and conditions of the Plan and this Agreement and the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be imprinted and deposited by the Employee with the Benefits Administration Manager of Valero, together with a stock power or other instrument of transfer appropriately endorsed by Employee.

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3. LIMITATION. The Employee shall have no rights with respect to any shares of
Restricted Stock not expressly conferred by the Plan or this Agreement.

4. MISCELLANEOUS. All capitalized terms contained in this Agreement shall have the definitions set forth in the Plan unless otherwise defined herein. This Agreement shall be binding upon the parties hereto and their respective beneficiaries, heirs, administrators, executors, legal representatives, and successors.

EFFECTIVE as of the 29th day of October, 2003.

VALERO ENERGY CORPORATION

By: /s/ Mike Crownover
   -------------------
Mike Crownover
Director - Human Resources
10/29/2003


By: /s/ Gregory C. King
    -------------------
Gregory C. King
Employee